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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): MARCH 29, 2001
                                                          --------------

                                   CORE, INC.
             (Exact name of registrant as specified in its charter)

                         Commission file number 0-19600

       MASSACHUSETTS                                     04-2828817
(state or other jurisdiction                           (IRS employer
     of incorporation)                              identification no.)

          18881 VON KARMAN AVENUE, SUITE 1750, IRVINE, CALIFORNIA 92612
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (949) 442-2100
                                                           --------------


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CORE, INC.

ITEM 5.  OTHER EVENTS

         On March 29, 2001, CORE, INC. (the "Company") signed a definitive Agreement and Plan of Merger (the "Merger Agreement") with Fortis, Inc. ("Fortis"), under which Fortis will acquire all of the shares of the Company for $4.92 in cash per share, or $45 million in the aggregate. Fortis will also either guarantee or cause the Company to pay in full at closing approximately $13 million of outstanding debt. The Company anticipates that the transaction, which will be accounted for as a purchase, can be completed in approximately three months, subject to customary closing conditions, including the approval of the holders of two-thirds of the outstanding shares of the Company's Common Stock.

         The preceding description of the terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Merger Agreement that has been filed herewith as Exhibit 2.1 and is incorporated herein by reference.

         On March 29, 2001, CORE and Fortis issued a press release relating to the Merger Agreement and the transactions contemplated by the Merger Agreement. The press release has been filed herewith as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED:  Not applicable.

(b)      PRO FORMA FINANCIAL INFORMATION:  Not applicable.

(c)      EXHIBITS:


         Exhibit
         Number   Description
         -------  -----------
         2.1      Agreement and Plan of Merger, dated as of March 29,  2001, by and among CORE, INC., Fortis, Inc. and CORE Merger Sub, Inc.

         99.1    Press Release


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          CORE, INC.


Date:  March  30, 2001                    By:  /s/ George C. Carpenter IV
                                          -------------------------------------
                                          George C. Carpenter IV
                                          Chairman and Chief Executive Officer